UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2013 (August 9, 2013)

GS Valet, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-182629	45-5634033
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4315 Lemac Drive Houston, Texas	77096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 732-851-3527

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01	Entry into a Material Definitive Agreement.

On August 9, 2013, the registrant entered into the following agreements:

•	Securities Purchase Agreement dated as of the same date, by and among the registrant and two accredited investors (the “Investors,” and such agreement the “Purchase Agreement”);

•	Note Assignment Agreement dated as of the same date, by and between the registrant and each Investor (the “Assignment Agreement”);

•	Consulting Services Agreement dated as of the same date, by and between the registrant and Ellenica Limited, a Hong Kong company (“Ellenica,” and such agreement the “Consulting Agreement”); and

•	Share Cancellation Agreement dated as of the same date, by and between the registrant and Ellenica (the “Cancellation Agreement”).

A copy of each of the foregoing agreements is included and filed as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5 to this current report on Form 8-K.  The following is a brief description of the terms and conditions of each such agreement and the transactions contemplated thereunder that are material to the registrant, which description is qualified in its entirety by the agreements attached as exhibits and incorporated herein by reference.

The Purchase Agreement

Pursuant to the Purchase Agreement, the registrant agreed to sell and issue to the Investors 562,535 shares of the registrant’s common stock, par value $0.0001 per share (“Common Stock,” and such shares the “Purchased Shares”), at $10.666 per share.  The closing thereof occurred on August 9, 2013 (the “Closing”), with gross proceeds to the registrant of $6 million in connection thereof, comprising of $1 million in cash and $5 million in promissory notes issued by Preciosa Streaming Company Inc., a Barbados company (“Preciosa”).  Preciosa issued the promissory notes to the Investors, who assigned them to the registrant at the Closing pursuant to the Assignment Agreement.

The Purchase Agreement includes customary representations and warranties by each party thereto.  In addition, the registrant agreed to file a registration statement with the Securities and Exchange Commission as soon as commercially reasonable after the Closing to register the Purchased Shares for resale by the Investors, and to have such registration statement declared effective as soon as commercially reasonable thereafter.  The registration statement must also remain continuously effective until the sooner of when all the Purchased Shares covered by the registration statement have been sold, or may be sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), and without volume restrictions pursuant to Rule 144(b) promulgated thereunder.  Otherwise, the registrant is required to include any Purchased Shares in any registration statement that the registrant may file during such period, other than a registration statement on Form S-4 or S-8.

The Assignment Agreement

Pursuant to the Assignment Agreement, each Investor agreed to transfer and assign to the registrant all of such Investor’s title, rights and obligations in and to the promissory note issued to such Investor by Preciosa, in exchange for 468,779 shares of the Purchased Shares in the aggregate for both Investors.

The Consulting Agreement

Pursuant to the Consulting Agreement, Consultant agreed to advise the registrant with respect to selling the registrant’s existing business.  As consideration for such services from Consultant, the registrant agreed to pay Consultant a consulting fee of $300,000, payable concurrently with the parties’ execution of the Consulting Agreement.

The Cancellation Agreement

Pursuant to the Cancellation Agreement, Ellenica agreed to the immediate share cancellation by the registrant of 1,631,700 shares of Common Stock acquired by it (see also Item 5.01 below).

Item 3.02	Unregistered Sales of Equity Securities.

As more fully described in Item 1.01 above, on August 9, 2013, in connection with and pursuant to the Purchase Agreement, the registrant sold the Purchased Shares to the Investors for gross proceeds of $6 million.  Such sale was exempt from registration pursuant to Regulation D under the Securities Act.  The registrant made this determination based on the representations of the Investors, which included, in pertinent part, that each Investor was an “accredited investor” as that term is defined in Regulation D under the Securities Act, and that such Investor was acquiring the Purchased Shares for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that such Investor understood that the Purchased Shares may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.01	Changes in Control of Registrant.

On August 9, 2013, six accredited investors (the “Purchasers”) acquired 5,000,000 shares of Common Stock in the aggregate (the “Scheckter Shares”) previously held by Neil Scheckter (the registrant’s sole executive officer and director prior to his resignation as described in Item 5.02 below).  Total consideration paid to Mr. Scheckter for the Scheckter Shares was $140,000.  Immediately following the Purchasers’ purchase of the Scheckter Shares, the registrant caused 1,631,700 shares that one of the Purchasers purchased to be cancelled pursuant to the Cancellation Agreement (see Item 1.01 above).

Prior to the foregoing transactions, Mr. Scheckter controlled the registrant as the shares of Common Stock then held by him represented approximately 77.22% of the registrant’s then issued and outstanding shares of Common Stock.  As a result of the foregoing transactions, no one gained the control that Mr. Scheckter relinquished, as no individual (or group) held shares representing majority of the registrant’s issued and outstanding shares of Common Stock (whether or not the Purchased Shares are included).

In connection with relinquishing his control of the registrant, Mr. Scheckter resigned as the registrant’s sole executive officer and director.  See Item 5.02 below, which is incorporated herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officers and Directors

In connection with the change in control of the registrant described in Item 5.01 above, Mr. Scheckter resigned as a director and the registrant’s sole executive officer, effective upon the appointment of Kyle Floyd to such positions, on August 9, 2013.

Appointment of Officers and Directors

Effective August 9, 2013, Mr. Floyd was appointed as a director and the registrant’s Chief Executive Officer, President, Chief Financial Officer and Secretary.

Biographical Information

The following is a brief account of the education and business experience of Mr. Floyd during at least the past five years, including his principal occupation during the period, and the name and principal business of the organization by which he was employed.

Mr. Floyd was a Vice President of Investment Banking at ROTH Capital Partners, LLC, from October 2007 to June 2013, where he specialized in mining natural resource transactions and co-led the firm’s international OTCQX and cross border listing advisory group.  The firm is not affiliated with or related to the registrant.  Mr. Floyd is a 2008 graduate from the University of Washington, where he majored in finance.

There are no family relationships between Mr. Floyd and Mr. Scheckter.

Item 9.01	Financial Statement and Exhibits.

(d)	EXHIBITS

Exhibit Number	Description
99.1	Securities Purchase Agreement dated as of August 9, 2013
99.2	Note Assignment Agreement dated as of August 9, 2013
99.3	Note Assignment Agreement dated as of August 9, 2013
99.4	Consulting Agreement dated as of August 9, 2013
99.5	Share Cancellation Agreement dated August 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GS VALET, INC.
(Registrant)

Date: August 15, 2013	By:	/s/ Kyle Floyd
Kyle Floyd
Chief Executive Officer